Exhibit 5.1

Form of Opinion of Greenberg Traurig, LLP

October [—], 2014

TTM Technologies, Inc.

1665 Scenic Avenue, Suite 250

Costa Mesa, California 92626

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

As legal counsel to TTM Technologies, Inc., a Delaware corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission on or about October [—], 2014 (as further amended or supplemented, the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 15,472,216 shares of common stock of the Company covered by the Registration Statement (the “Shares”). The Registration Statement relates to the issuance of the Shares in accordance with an Agreement and Plan of Merger, dated September 21, 2014, by and among the Company, Viasystems Group, Inc. (“Viasystems”), and Vector Acquisition Corp. (the “Merger Agreement”).

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.     The Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on June 21, 2005, as amended by the Certificate of Amendment of Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on June 3, 2011, as currently in effect;

B.     The Fourth Amended and Restated Bylaws of the Company, as currently in effect;

C.     Resolutions adopted by the Board of Directors of the Company on September 21, 2014;

D.     The Merger Agreement; and

E.     The Registration Statement.

We have assumed that (i) the documents and any signatures on such documents examined by us are genuine and authentic; (ii) the persons executing the documents examined by us have the legal capacity to execute such documents; and (iii) the Shares will be issued upon the terms and conditions set forth in the Merger Agreement.

GREENBERG TRAURIG, LLP ¡ ATTORNEYS AT LAW ¡ WWW.GTLAW.COM

2375 East Camelback Road, Suite 700 ¡ Phoenix, Arizona 85016 ¡ Tel 602.445.8000 ¡ Fax 602.445.8100

ALBANY

AMSTERDAM

ATLANTA

AUSTIN

BOCA RATON

BOSTON

CHICAGO

DALLAS

DELAWARE

DENVER

FORT LAUDERDALE

HOUSTON

LAS VEGAS

LONDON*

LOS ANGELES

MEXICO CITY+

MIAMI

MILAN**

NEW JERSEY

NEW YORK

NORTHERN VIRGINIA

ORANGE COUNTY

ORLANDO

PHILADELPHIA

PHOENIX

ROME**

SACRAMENTO

SAN FRANCISCO

SEOUL¥

SHANGHAI

SILICON VALLEY

TALLAHASSEE

TAMPA

TEL AVIV^

WARSAW~

WASHINGTON D.C.

WESTCHESTER COUNTY

WEST PALM BEACH

*   OPERATES AS GREENBERG TRAURIG MAHER LLP

+    OPERATES AS GREENBERG TRAURIG, S.C.

** STRATEGIC ALLIANCE

¥  OPERATES AS GREENBERG TRAURIG LLP FOREIGN LEGAL CONSULTANT OFFICE

^   A BRANCH OF GREENBERG TRAURIG, P.A., FLORIDA, USA

~  OPERATES AS GREENBERG TRAURIG GRZESIAK SP.K.

TTM Technologies, Inc.

October [—], 2014

Subject to the foregoing qualifications, assumptions and limitations and the further limitations and qualifications set forth below, and based solely upon our review of items A through E above, we are of the opinion that the Shares have been duly authorized and, when (i) the stockholders of Viasystems have adopted the Merger Agreement; (ii) the Registration Statement as then amended shall have been declared effective under the Securities Act (provided that such effectiveness shall not have been terminated); (iii) the certificate of merger relating to the transactions contemplated by the Merger Agreement shall have been filed with and accepted by the Delaware Secretary of State; and (iv) the Shares have been duly issued, executed, authenticated, and delivered by the Company in accordance with the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the legality of matters under the federal securities laws and the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution, and the reported judicial cases interpreting those laws currently in effect. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this opinion as an exhibit to the Registration Statement and the incorporation by reference into any such additional registration statement, and to the filing of this opinion with any other appropriate governmental agency. In giving this opinion, we do not thereby admit that we are experts within the meaning of Section 11 of the Securities Act or are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

GREENBERG TRAURIG, LLP ¡ ATTORNEYS AT LAW ¡ WWW.GTLAW.COM